--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        CENTURY BUSINESS SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                              CLEVELAND, OH 44131

                                 March 24, 1999

Dear Stockholder:

     We cordially invite you to attend the 1999 Annual Meeting of Stockholders of Century Business Services, Inc. which will be held on Wednesday, April 28, 1999, at 11:30 a.m., at The Ritz-Carlton Ballroom -- Salon II, 1515 West Third Street, Cleveland, Ohio 44113.

     The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible.

     If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

     We appreciate your confidence in Century Business Services, Inc. and look forward to the chance to visit with you at the meeting.

                                          Very truly yours,

                                          CENTURY BUSINESS SERVICES, INC.
                                          /s/ Michael G. DeGroote

                                          Michael G. DeGroote, Chairman of the
                                          Board

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                             CLEVELAND, OHIO 44131

               NOTICE OF THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1999

TO THE STOCKHOLDERS OF CENTURY BUSINESS SERVICES, INC.:

     The 1999 Annual Meeting of Stockholders of Century Business Services, Inc. will be held on Wednesday, April 28, 1999, at 11:30 a.m., at The Ritz-Carlton Hotel Ballroom -- Salon II, 1515 West Third Street, Cleveland, Ohio 44113, for the following purposes:

     1. To elect two directors for a term of three years each.

     2. To ratify the appointment of KPMG LLP as Century's independent accountants for 1999.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on March 10, 1999 will be entitled to vote at the meeting.

     You are cordially invited to attend the Annual Meeting. Your vote is important. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

                                          By Order of the Board of Directors,
                                          /s/ Barbara A. Rutigliano

                                          Barbara A. Rutigliano, Corporate
                                          Secretary

Cleveland, Ohio
March 24, 1999

             PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                             CLEVELAND, OHIO 44131

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     We, the Board of Directors of Century Business Services, Inc. ("Century"), are soliciting proxies to vote Century shares at the 1999 annual meeting of shareholders. Stockholders will meet Wednesday, April 28, 1999, at 11:30 a.m., at The Ritz-Carlton Hotel Ballroom -- Salon II, 1515 West Third Street, Cleveland, Ohio, for the purposes stated in the accompanying Notice of the 1999 Annual Meeting of Stockholders. This proxy statement contains information which may help you decide whether to sign and return the enclosed proxy.

     This proxy statement is being mailed on or about March 24, 1999 to stockholders entitled to vote. If you complete the enclosed proxy and return it before the meeting, the persons named by you will vote your shares. A stockholder giving a proxy may revoke it at any time before it is voted by contacting Century's Corporate Secretary and delivering another executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     Mr. Michael G. DeGroote and Mr. Rick L. Burdick are designated as proxy holders in the proxy card. They will vote for the election as directors of Mr. Richard C. Rochon and Mr. Joseph S. DiMartino who have been proposed by the Board of Directors, and for the ratification of the appointment of KPMG LLP as Century's independent accountants for fiscal year 1999. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters to be presented at the meeting.

     Century's Annual Report for the year ended December 31, 1998 (the "Annual Report"), including financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

     The Board of Directors established March 10, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, Century had 75,225,487 shares of voting common stock issued and outstanding. The common stock is the only class of capital stock Century has outstanding. Holders of Century common stock do not have preemptive rights. Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders. Broker non-votes, on the other hand, are not counted for purposes of determining whether a proposal has been approved. The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for the election of directors and for approval of any other matter scheduled for vote.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Century's Certificate of Incorporation divides the Board of Directors into three classes, with one class to be elected for a three-year term at each annual meeting of stockholders. The Board of Directors currently consists of six members. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2002; or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. The Board of Directors recommends a vote FOR the election of the nominees for election as directors listed below and proxies executed and returned will be so voted unless contrary instructions are indicated. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of another person as may be nominated by the Board of Directors.

                        DIRECTORS STANDING FOR ELECTION

                                                                          EXPIRATION OF
                          NAME                            AGE    SINCE    PROPOSED TERM
                          ----                            ---    -----    -------------
Richard C. Rochon.......................................  41     1996         2002
Joseph S. DiMartino.....................................  55     1997         2002

                         DIRECTORS WHOSE TERMS CONTINUE

                                                                          EXPIRATION OF
                          NAME                            AGE    SINCE    CURRENT TERM
                          ----                            ---    -----    -------------
Michael G. DeGroote.....................................  65     1995         2000
Harve A. Ferrill........................................  66     1996         2000
Rick L. Burdick.........................................  47     1997         2001
Hugh P. Lowenstein......................................  68     1997         2001

     Set forth below is biographical information for the individuals nominated and each person whose term of office as a director will continue after the Annual Meeting.

                             NOMINEES FOR DIRECTORS

     Richard C. Rochon has served as a Director of Century since October 1996, when he was elected as an outside director. Mr. Rochon has served since 1988 as President of Huizenga Holdings, Inc., a management and holding company for diversified investments in operating companies, joint ventures, and real estate, on behalf of its owner, Mr. H. Wayne Huizenga. Mr. Rochon also has served as a director since September 1996 and as Vice Chairman of Florida Panthers Holdings, Inc., a leisure and recreation and sports and entertainment company, since April 1997. From 1985 until 1988, Mr. Rochon served as Treasurer of Huizenga Holdings, Inc. and from 1979 until 1985, he was employed as a certified public accountant by the international public accounting firm of Coopers & Lybrand, L.L.P.

     Joseph S. DiMartino has served as a Director of Century since November 1997, when he was elected as an outside director. Mr. DiMartino has been Chairman of the Board of The Dreyfus Group of Mutual Funds since January 1995. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994 and was also a director of Mellon Bank Corporation. Mr. DiMartino also serves on the Boards of Directors of Noel Group, Inc., Career Blazers Inc. (formerly Staffing Resources, Inc.); Health Plan Services Corporation; Carlyle Industries, Inc.; and the Muscular Dystrophy Association.

     Rick L. Burdick has served as a Director of Century since October 1997, when he was elected as an outside director. Mr. Burdick has been a partner at the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since April 1988. Mr. Burdick also serves on the Boards of Directors of Republic Industries, Inc. ("RII"), and J. Ray McDermott, S.A.

     Michael G. DeGroote has served as the Chairman of the Board of Century since April 1995 and as Chief Executive Officer and President since November 1997. Mr. DeGroote also served as President and Chief Executive Officer of Century from April 1995 until October 1996. Mr. DeGroote founded Laidlaw Inc., a Canadian waste services and transportation company in 1959. In 1988, Mr. DeGroote sold his controlling interest in Laidlaw to Canadian Pacific Limited. Mr. DeGroote served as President and Chief Executive Officer of Laidlaw from 1959 until 1990. Mr. DeGroote served as Chairman of the Board, President and Chief Executive Officer of RII from May 1991 until August 1995. Mr. DeGroote also serves on the Board of Directors of RII.

     Harve A. Ferrill has served as a Director of Century since October 1996, when he was elected as an outside director. Mr. Ferrill has served as Chief Executive Officer of Advance Ross Corporation, a company that provides tax refunding services ("ARC"), since 1991 and as President of Ferrill-Plauche Co., Inc., a private investment company, since 1982. Mr. Ferrill served as President of ARC from 1990 to 1993 and as Chairman of the Board from 1992 to 1996. Mr. Ferrill also serves on the Board of Directors of Gaylord Container Corporation.

     Hugh P. Lowenstein has served as a Director of Century since March 1997, when he was elected as an outside director. Mr. Lowenstein has served as the Founder and Chief Executive Officer of Shore Capital Ltd. (Bermuda), a consulting and investment advisory firm, since 1994. Mr. Lowenstein served as a Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation from 1987 to 1994. Mr. Lowenstein also serves on the Board of Directors of Terra Nova (Bermuda) Holdings Ltd.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table shows the beneficial ownership of Century common stock as of March 10, 1999, by (1) each person known by Century to own beneficially 5% or more of our common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table (see "Executive Compensation") and (4) all directors and executive officers of Century as a group.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL       PERCENT
                   OF BENEFICIAL OWNER(1)                     OWNERSHIP(2)      OF CLASS
                   ----------------------                     ------------      --------
Michael G. DeGroote(3)......................................   15,592,738(4)     20.07%
Huizenga Investments L.P.(5)................................    7,644,444(6)      9.62%
Douglas R. Gowland..........................................      275,300(7)         *
Keith W. Reeves.............................................      449,500(8)         *
Rick L. Burdick.............................................       59,034(9)         *
Harve A. Ferrill............................................       63,000(10)        *
Hugh P. Lowenstein..........................................       89,000(11)        *
Richard C. Rochon...........................................      161,110(12)        *
Joseph S. DiMartino.........................................       50,000(13)        *
Charles D. Hamm, Jr.........................................       67,200(14)        *
Jerome P. Grisko, Jr........................................            0            *
Robert A. O'Byrne...........................................      170,610(15)        *
John J. Hopkins.............................................        1,000(16)        *
All directors and executive officers as a group (12
  persons)..................................................   16,978,492        21.63%
Total Shares Outstanding 75,225,487(17)

---------------

 * Less than 1%

 (1) Except as otherwise indicated in the notes below, the mailing address of each entity, individual or group named in the table is 6480 Rockside Woods Blvd., South, Suite 330, Cleveland, OH 44131, and each person named has sole voting and investment power with respect to the shares of common stock beneficially owned by such person.

 (2) Share amounts and percentages shown for each person in the table are adjusted to give effect to shares of common stock that are not outstanding but may be acquired upon exercise of all options and warrants exercisable within 60 days of the March 10, 1999. Such shares of common stock are not deemed to be outstanding, however, for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

 (3) Mr. Michael G. DeGroote beneficially owns his shares of common stock through Westbury (Bermuda) Ltd., a Bermuda corporation controlled by him. Westbury (Bermuda) Ltd. is located at Victoria Hall, 11 Victoria Street, P.O. Box HM 1065, Hamilton, HMEX Bermuda.

 (4) Consists of 13,137,182 shares of common stock owned of record by Westbury (Bermuda) Ltd., and 2,455,556 shares of common stock that Westbury (Bermuda) Ltd. has the right to acquire upon exercise of outstanding warrants.

 (5) The address of Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. H. Wayne Huizenga, is 450 E. Las Olas Blvd., Suite 1500, Fort Lauderdale, Florida 33301.

 (6) Consists of 3,422,222 shares of common stock owned of record by Huizenga Investments Limited Partnership, and 4,222,222 shares of common stock that Huizenga Investments Limited Partnership has the right to acquire upon exercise of outstanding warrants.

 (7) Consists of 123,100 shares of common stock and 70,000 shares of common stock issuable upon the exercise of outstanding warrants owned of record by Mr. Gowland and options to purchase 80,000 shares of common stock granted by Century's predecessor under its Employee Stock Option Plan ("Option Plan"), and options to purchase 2,200 shares of common stock granted under the Century Employee Stock Option Plan ("Century Option Plan").

 (8) Consists of 166,400 shares of common stock and 278,100 shares of common stock issuable upon the exercise of outstanding warrants owned of record by Mr. Reeves' spouse and options to purchase 5,000 shares of common stock granted under the Century Option Plan.

 (9) Consists of 3,500 shares of common stock, 5,534 shares of common stock issuable upon the exercise of outstanding warrants and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

 (10) Consists of 7,500 shares of common stock owned of record by The Harve A. Ferrill Trust U/A 12/31/69; 5,500 shares of common stock issuable upon the exercise of outstanding warrants owned of record by Mr. Ferrill's Trust and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

 (11) Consists of 39,000 shares of common stock owned of record by Mr. Lowenstein and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

 (12) Consists of 55,555 shares of common stock; 55,555 shares of common stock issuable upon the exercise of outstanding warrants owned of record by WeeZor I Limited Partnership, a limited partnership controlled by Mr. Rochon and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

 (13) Consists of options to purchase 50,000 shares of common stock granted under the Century Option Plan.

 (14) Consists of 24,244 shares of common stock, 30,756 shares of common stock issuable upon the exercise of outstanding warrants and options to purchase 12,200 shares of common stock granted under the Century Option Plan.

 (15) Consists of 127,100 shares of common stock and options to purchase 1,500 shares of common stock granted under the Century Option Plan held in Mr. O'Byrne's name and 42,010 shares of common stock held by a limited company in which Mr. O'Byrne has a 25% interest.

 (16) Consists of 1,000 shares of common stock.

 (17) Does not include 4,006,055 shares of common stock issued and held in escrow pending satisfaction of certain performance targets.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings and took actions by unanimous written consent in lieu of meeting ten times during 1998. Each director attended all meetings of the Board of Directors and the committees on which such director served, although in one instance one of the directors participated via telephone.

     Committees of the Board of Directors. The Board of Directors of Century had an Audit Committee, a Compensation Committee and an Executive Management Committee active during 1998. The following is a description of the Board's committees:

     The Audit Committee, which held four meetings during 1998, presently consists of Messrs. Burdick, Ferrill and Rochon. The Audit Committee recommends the independent accountants appointed by the Board of Directors of Century and reviews issues raised by the accountants as to the scope of their audit and their audit report, including questions and recommendations that arise relating to Century's internal accounting and auditing control procedures.

     The Compensation Committee, which held one meeting and took actions by unanimous written consent in lieu of meeting four times during 1998, presently consists of Messrs. Ferrill, Lowenstein and Rochon. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to compensation of Century's officers, including salary, bonus and benefits. The Compensation Committee also administers Century's stock option plans.

     The Executive Management Committee was formed in February of 1998 to review and approve the acquisition of complementary businesses within guidelines set forth by the Board of Directors. From February through December of 1998, the Executive Management Committee took actions by unanimous written consent in lieu of meeting sixty-two times and consisted of Messrs. DeGroote, Skoda (the Executive Vice President and a

Director of Century through December 1998) and Hamm. It is currently comprised of Messrs. DeGroote, Hamm and Grisko.

DIRECTOR COMPENSATION

     Directors who are employees of Century are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees. Directors who are not employees of Century receive a $15,000 annual retainer fee, as well as a fee of $1,000 for each meeting of the Board of Directors attended. In addition, directors who are committee members receive a fee of $500 for each committee meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since December 18, 1997, the members of the Compensation Committee are Messrs. Lowenstein, Rochon and Ferrill, none of whom are or have been officers or employees of Century. There are no compensation committee interlock relationships with respect to Century.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors determines the compensation of the Chief Executive Officer of Century and the other executive officers named in the Summary Compensation Table. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

  Compensation Philosophy

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for Century. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Century, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation.

     Century's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of Century's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Century's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of Century's compensation programs for executive officers are described below.

  Compensation Structure

     With the exception of Mr. DeGroote, the Chairman of the Board, Chief Executive Officer and President of Century, the executive base compensation for executive officers of Century is intended to be competitive with that paid in comparably situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Century's executive compensation program are:

          (1) To fairly compensate the executive officers of Century and its subsidiaries for their contributions to Century's short-term and long-term performance. The elements of Century's executive compensation program are
     (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

          (2) To allow Century to attract, motivate and retain the management personnel necessary to Century's success by providing an executive compensation program comparable to that offered by companies with which Century competes for such management personnel.

     Individual base salaries are determined by the Compensation Committee based on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and the length of time the executive has been in the position.

  Executive Compensation Deductibility

     It is Century's intent that amounts paid pursuant to Century's compensation plans will generally be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended.

                      COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                           Hugh P. Lowenstein, Chairman
                                                 Richard C. Rochon
                                                 Harve A. Ferrill

EXECUTIVE COMPENSATION

     The following tables set forth information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of Century as to whom the total annual salary and bonus for the year ended December 31, 1998, exceeded $100,000. In addition, the following tables set forth information with respect to two additional individuals who would have been included but who were not serving Century in an executive officer capacity as of December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                -----------------
                                                                                   SECURITIES
                                        ANNUAL COMPENSATION                        UNDERLYING
           NAME AND                     --------------------    OTHER ANNUAL        WARRANTS/
      PRINCIPAL POSITION        YEAR     SALARY       BONUS     COMPENSATION         OPTIONS
      ------------------        ----    ---------    -------    ------------    -----------------
Michael G. DeGroote             1998           0          0          0                0
Chairman, Chief Executive       1997           0          0          0                0
Officer and President           1996           0          0          0                0
Douglas R. Gowland              1998     273,167          0          0            4,800(1) /11,000(3)
Senior Vice President           1997     193,446          0          0            7,293(1)       0
                                1996     204,800          0          0          200,000(2)       0
Charles D. Hamm, Jr.            1998     182,726          0          0           11,000(3)       0
Senior Vice President and       1997      17,308          0          0           50,000(4)       0
Chief Financial Officer         1996           0          0          0                0          0
Keith W. Reeves                 1998     187,451          0          0            5,000(1) /11,000(3)
Senior Vice President           1997     192,540          0          0            4,089(1)       0
                                1996      17,258          0          0              313(1) / 7,000(6)
Robert A. O'Byrne               1998     191,323          0          0            4,000(1) / 7,500(7)
Senior Vice President           1997           0          0          0                0          0
                                1996           0          0          0                0          0
Gregory J. Skoda                1998     186,348          0          0            4,603(1) /12,500(3)
Executive Vice President and    1997     187,810          0          0           14,423(5)       0
Director until 12/14/98         1996      17,142          0          0              100(5) /10,000(6)
Craig L. Stout                  1998     180,756          0          0            4,800(1) /11,000(3)
Senior Vice President until     1997     177,082          0          0           13,643(5)       0
12/14/98 then Vice President    1996      25,481      2,492          0            2,058(5) /10,000(6)

---------------

(1) Includes employer 401(K) contributions.

(2) Consists of options that vest 20% annually beginning May 17, 1997, and remain exercisable for a six-year period from the date of grant.

(3) Consists of options that vest 20% annually beginning February 12, 1999, and remain exercisable for a six-year period from the date of grant.

(4) Consists of options that vest 20% annually beginning November 24, 1998, and remain exercisable for a six-year period from the date of grant.

(5) Includes employer 401(K) contributions and employer profit sharing contributions.

(6) Consists of options that vest 20% annually beginning December 31, 1997, and remain exercisable for a six-year period from the date of grant.

(7) Consists of options that vest 20% annually beginning January 2, 1999, and remain exercisable for a six-year period from the date of grant.

                          OPTIONS GRANTED DURING 1998

     The following table sets forth as to each of the named executive officers information with respect to option grants during 1998: (1) the number of shares of common stock underlying options granted, (2) the percentage that such options represent of all options granted to officers and employees during the year, (3) the exercise price, (4) the expiration date and (5) the potential realizable value of such options. It should be noted that the actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise. Century granted no warrants to its executive officers during 1998.

                                         OPTION GRANTS DURING 1998               POTENTIAL REALIZABLE VALUE AT
                              ------------------------------------------------   ASSUMED ANNUAL RATES OF STOCK
                              NUMBER OF    % OF TOTAL                            PRICE APPRECIATION FOR OPTION
                              SECURITIES    OPTIONS                                           TERM
                              UNDERLYING   GRANTED TO   EXERCISE                 ------------------------------
                               OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   AT 5% ANNUAL    AT 10% ANNUAL
                              GRANTED(1)    IN 1998       SHARE        DATE       GROWTH RATE     GROWTH RATE
                              ----------   ----------   ---------   ----------   -------------   --------------
Michael G. DeGroote.........       -0-         --            --            --            --               --
Douglas R. Gowland..........    11,000        .68%       $17.25     2/11/2004       $60,848         $141,532
Charles D. Hamm, Jr.........    11,000        .68%       $17.25     2/11/2004       $60,848         $141,532
Keith W. Reeves.............    11,000        .68%       $17.25     2/11/2004       $60,848         $141,532
Robert A. O'Byrne...........     7,500        .46%       $17.25      1/2/2004       $41,487         $ 96,499
Gregory J. Skoda............    11,000        .68%       $17.25     2/11/2004       $60,848         $141,532
Craig L. Stout..............    11,000        .68%       $17.25     2/11/2004       $60,848         $141,532

OPTION EXERCISES AND VALUES FOR 1998

     The following table sets forth information as to each of the named executive officers with respect to option exercises during 1998 and the status of their options at December 31, 1998: (1) the number of shares of common stock acquired upon exercise of options during the year, (2) the aggregate dollar value realized upon the exercise of such options, (3) the total number of exercisable and non-exercisable options at December 31, 1998, and (4) the aggregate dollar value of in-the-money exercisable and non-exercisable options at December 31, 1998.

                    AGGREGATED OPTION EXERCISES DURING 1998
                     AND OPTION VALUES AT DECEMBER 31, 1998

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                           NO. OF SHARES                           OPTIONS                       OPTIONS
                           ACQUIRED UPON      VALUE         AT DECEMBER 31, 1998          AT DECEMBER 31, 1998
                            EXERCISE OF     REALIZED     ---------------------------   ---------------------------
          NAME                OPTION       ON EXERCISE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -------------   -----------   -----------   -------------   -----------   -------------
Michael G. DeGroote......        0              0                0              0      $        0     $        0
Douglas R. Gowland.......        0              0          150,000        131,000      $1,673,850     $1,170,000
Charles D. Hamm, Jr......        0              0           10,000         51,000      $   32,815     $  131,260
Keith W. Reeves..........        0              0            2,800         15,200      $    9,450     $   14,175
Robert A. O'Byrne........        0              0                0          7,500      $        0     $        0
Gregory J. Skoda.........        0              0            4,000         18,500      $   13,500     $   20,250
Craig L. Stout...........        0              0            4,000         17,000      $   13,500     $   20,250

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among Century and certain related parties. It is Century's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on Century's experience and the terms of its transactions with unaffiliated parties, it is the Board of Directors' belief that the transactions described below met these standards at the time of the transactions.

     In February of 1998, Century arranged for the private placement of 5,000,000 shares of common stock. Century accepted subscriptions from institutional and other accredited investors, including Westbury (Bermuda) Ltd., a Bermuda corporation controlled by Mr. DeGroote. The private placement included
3.8 million newly-issued shares and 1.2 million shares sold by certain selling stockholders, including Mr. Stout and the spouses of Messrs. Skoda and Reeves, for a purchase price of $13.25 per share. Mr. Stout sold 120,000 shares and exercised warrants to purchase 39,200 shares of common stock at an exercise price of $2.625. Such warrants would have expired by their terms on October 18, 1998. Mrs. Skoda sold 29,250 shares and exercised 14,000 warrants expiring on October 18, 1998 at the $2.625 exercise price. Mrs. Reeves sold 19,000 shares, and a corporation owned by Mrs. Skoda and Mrs. Reeves, among others, exercised warrants to purchase 19,600 shares at the $2.625 exercise price. Such warrants would have expired on October 18, 1998. Additionally, Mr. LoConti, a 10% shareholder of Century during portions of 1998, sold 150,000 shares, and the LoConti Family Trust, over which Mr. LoConti has control, sold 200,000 shares. Mr. LoConti and the LoConti Family Trust also exercised 84,000 and 145,600 of the October 18, 1998 warrants, respectively, at the $2.625 exercise price. Finally, Sophia Management Ltd., an Ohio limited liability company whose members include Messrs. LoConti, Skoda, Hamm, Stout and Mr. Stout's spouse, also sold 556,750 shares and exercised 955,503 warrants. Such warrants consisted of 840,000 warrants with an exercise price of $2.625 and 115,503 warrants with an exercise price of $3.125.

     During 1998, Century repaid a note consisting of $1.3 million in principal and $57,458 in interest to Sophia Management Ltd. in accordance with its terms.

     Mr. Gowland and his spouse own controlling interests in SD Aviation Investments, Inc., an aircraft charter company, used occasionally by Century. During 1998, Century paid $63,000 to SD Aviation for aircraft charter services.

     The office building utilized by SMR & Co. Business Services is leased under a ten-year lease, expiring February 26, 2006, from a partnership in which the spouses of Messrs. Skoda and Reeves are each one-third owners. The lease provides for rental payments of $557,700 per year. A number of the businesses acquired since October 1996 are located in properties owned indirectly by and leased from persons employed by Century.

     Mr. Stout's spouse, Anne L. Meyers, currently serves as Secretary of some of Century's insurance subsidiaries. The law firm of Anne L. Meyers & Associates Co., L.P.A., now known as Meyers, Lamanna & Roman, L.P.A., has performed substantial legal work for Century and its subsidiaries. In 1998, Century paid $610,250 to Ms. Meyers' firm for services rendered in connection with the insurance subsidiaries and for merger and acquisition transactions.

     Rick L. Burdick, a director of Century, is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Akin, Gump performed substantial legal work for Century during 1998.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a performance graph comparing the cumulative total stockholder return on Century's common stock based on its market-price, with the cumulative total return of companies in the S&P 500 Index, the NASDAQ Insurance Group and a Peer Group. Century included the performance of the NASDAQ Insurance Group for the first time in 1996 due to its combination and merger with Alliance Holding Company in October 1996. The graph assumes the reinvestment of dividends for the period beginning April 27, 1995, the date Century's common stock was initially offered, through the year ended December 31, 1998.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG CENTURY BUSINESS SERVICES, INC.,
                 THE S&P 500 INDEX, THE NASDAQ INSURANCE INDEX
                               AND A PEER GROUP+

                                          CENTURY BUSINESS
                                           SERVICES, INC.           PEER GROUP              S&P 500            NASDAQ INSURANCE
                                          ----------------          ----------              -------            ----------------
'4/27/95'                                        100                   100                    100                    100
'12/95'                                          113                   135                    122                    127
'12/96'                                          808                   176                    150                    145
'12/97'                                         1150                   233                    200                    213
'12/98'                                          958                   249                    257                    190

* $100 INVESTED ON 4/27/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

+ The Peer Group includes H & R Block, Inc.; Employee Solutions, Inc.; Equifax
  Inc.; Gartner Group, Inc.; Paychex, Inc., Robert Half International, Inc. and Vincam Group, Inc.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends the appointment of KPMG LLP, independent accountants, to audit the consolidated financial statements of Century and its subsidiaries for the year ending December 31, 1999. This appointment was made subject to the approval of Century's stockholders. KPMG LLP has been serving Century in this capacity since 1997. Century has been advised that no member of KPMG LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Charles D. Hamm, Jr., Century's Sr. Vice President and Chief Financial Officer, was previously a partner with KPMG LLP.

     Ratification of the appointment of KPMG LLP as independent accountants shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The Board of Directors recommends a vote FOR the ratification by the stockholders of this appointment.

     A representative of KPMG LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Century's officers and directors, and persons who own more than 10% of a registered class of Century's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Commission regulations to furnish Century with copies of all Section 16(a) reports they file.

     Based solely on its review of copies of such reports received by it, Century believes that, during the period from January 1, 1998 to December 31, 1998 all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by Century for inclusion in the proxy statement and form of proxy relating to the meeting not later than January 9, 2000. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to Century's Corporate Secretary at Century Business Services, Inc., 6480 Rockside Woods Blvd., South, Suite 330, Cleveland, Ohio 44131, Attention: Corporate Secretary. No stockholder proposals were received for inclusion in this Proxy Statement.

                            EXPENSES OF SOLICITATION

     Century will bear the expense of preparing and mailing the materials in connection with the solicitation of proxies, as well as the cost of solicitation. Firstar Bank, N.A. ("Firstar Bank") has been retained by Century to assist in the solicitation of proxies. For such services, Firstar Bank will be paid fees in the aggregate amount of approximately $5,000 plus reimbursement of out-of-pocket expenses. In addition, Century will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy materials to beneficial owners. It is expected that the solicitation of proxies will be primarily by mail, but directors, officers and employees of Century may solicit proxies by personal interview, telephone or telecopy. These persons will receive no additional compensation for such services.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The accompanying form of proxy has been prepared at the direction of the Board of Directors of Century and is sent to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

                                            By Order of the Board of Directors,
                                            /s/ Barbara A. Rutigliano
                                            Barbara A. Rutigliano, Corporate
                                            Secretary
Cleveland, Ohio
March 24, 1999

                         CENTURY BUSINESS SERVICES, INC.
                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 28, 1999

         The undersigned stockholder of CENTURY BUSINESS SERVICES, INC. (the "Company") hereby appoints Michael G. DeGroote and Rick L. Burdick, and either of them, with power of substitution and revocation, to represent and vote all the shares of Common Stock of the Company held of record by the undersigned at the 1999 Annual Meeting and any adjournment(s) as set forth below.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED BELOW. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated March 24, 1999 for the Annual Meeting of stockholders.


              -DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED-



               CENTURY BUSINESS SERVICES, INC. 1999 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:  1.  -Richard C. Rochon  2. - Joseph S. DiMartino   [ ]  FOR all nominees         [ ] WITHHOLD AUTHORITY
                                                                                    listed to the left           to vote for all
                                                                                    (except specified below).    nominees as to the
                                                                                                                 left.
                                                                              -----------------------------------------------------
(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box provided to the right).
                                                                              -----------------------------------------------------

2.  Approval of the appointment of KPMG LLP as independent accountants
   for fiscal year 1999.                                                      [ ]  FOR            [ ] AGAINST         [ ] ABSTAIN

3.  Upon such other business as may properly come before said meeting,
    or any adjournment thereof.                                               [ ]  FOR            [ ] AGAINST         [ ] ABSTAIN




Check appropriate box                      Date                                                 No. OF SHARES
Indicate changes below.                         --------------------------    -----------------------------------------------------
Address Change?   [  ]       Name Change? [ ]





                                                                               -----------------------------------------------------
                                                                               Signature(s) In Box
                                                                               Please sign EXACTLY as name appears on this card.
                                                                               When shares are held by joint tenants, both should
                                                                               sign.  When signing as attorney, executor,
                                                                               administrator, trustee, guardian or corporate
                                                                               officer, please give full title.
